Exhibit 4.7
THIS CERTIFICATE IS TRANSFERABLE CLASS A-1 COMMON STOCK IN DALLAS, TEXAS OR NEW YORK, NEW YORK PAR VALUE $.01 CUSIP 902737 10 5 A1 See Reverse for Certain Definitions NUMBER SHARES A-1 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A -1 COMMON STOCK, $.01 PAR VALUE, OF HealthMarkets, Inc., transferable only on the books of the Co rporation by the holder hereof in person or by duly authorized attorne y upon surrender of this certificate properly endorsed. This certifica te is not valid until countersigned and registered by the Transfer Age nt and Registrar. Witness, the facsimile seal of the Corporation and th e facsimile signatures of its duly authorized officers. Dated: Countersigned and Registered: Mellon Invest or Services LLC DALLAS, TEXAS Transfer Agent President and Chief Executive Officer and Registrar By Authorized Signature Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 5, 2006, AMONG HEALTHMARKETS, INC. AND CERTAIN OF ITS STOCKHOLDERS, AND AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS AND APPLICABLE SECURITIES LAW. A COPY OF SUCH STOCKHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

For Value Received,	hereby sell, assign

and transfer unto

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint:

Attorney

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated:

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.